Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ARLINGTON ASSET INVESTMENT CORP.

ARTICLE I
MEETINGS OF SHAREHOLDERS

1.1. Place of Meetings.  Meetings of shareholders of Arlington Asset Investment Corp. (the “Corporation”) shall be held at such place, either within or without the Commonwealth of Virginia, as may be provided in the notice of the meeting or in the waiver thereof.  The Board of Directors may, in its sole discretion, permit shareholders to participate in any meeting of shareholders by means of remote communication as authorized by the Virginia Stock Corporation Act and subject to any guidelines and procedures as may be adopted by the Board of Directors.  Any previously scheduled meeting of the shareholders may be postponed by action of the Board of Directors or any duly authorized committee thereof taken prior to the time previously scheduled for such meeting of shareholders.

1.2. Procedure.  The Chairman or, in the absence of the Chairman, the Chief Executive Officer or, in the absence of the Chairman and the Chief Executive Officer, the President or, in the absence of the Chairman, the Chief Executive Officer and the President, such other officer as selected by the Board of Directors or a duly authorized committee thereof shall serve as chairman at all meetings of the shareholders.  In the absence of the foregoing officers or if all of them decline to serve, a majority of the shares entitled to vote at a meeting may appoint any person entitled to vote at the meeting to act as chairman.  The Secretary or, in his or her absence, an Assistant Secretary shall act as secretary at all meetings of the shareholders.  In the event that neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting may appoint any person to act as secretary of the meeting.  The chairman of the meeting may adjourn or recess the meeting from time to time, whether or not there is a quorum.  Without limiting the chairman’s authority, the holders of a majority of the shares entitled to be cast, even though less than a quorum, may adjourn the meeting, provided that no business except adjournment shall be transacted in the absence of a quorum.

The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as the Board of Directors shall deem appropriate.  Except to the extent inconsistent with any such rules, regulations and procedures as adopted by the Board of Directors, the chairman of the meeting shall have the authority to make such rules, regulations and procedures and to take such steps as he or she may deem necessary or desirable for the proper conduct of each meeting of the shareholders, including, without limitation, the authority to make the agenda and order of business and to establish rules, regulations and procedures for (i) dismissing of business not properly presented, (ii) maintaining of order and safety, (iii) placing limitations on the manner in which all persons attending the meeting may participate, including limitations on the time allotted to questions or comments from such persons, (iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not shareholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof and (vi) commencing, conducting and closing voting on any matter.

1.3. Annual Meeting.  The annual meeting of shareholders shall be held on such date and at such time as may be fixed from time to time by resolution of the Board of Directors.

1.4. Special Meetings.  Special meetings of the shareholders may be called only by the Board of Directors or by the Chairman, Chief Executive Officer or President.  Only business within the purpose or purposes described in the notice of the special meeting delivered by the Corporation shall be conducted at a special meeting of shareholders.

1.5. Order of Business at Meetings of Shareholders.

(a) Annual Meetings of Shareholders.  At any annual meeting of the shareholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.  For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly made at the annual meeting by or at the direction of the Board of Directors or (iii) otherwise properly requested to be brought before the annual meeting by a shareholder of the Corporation in accordance with these Bylaws.  For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a shareholder to be made at an annual meeting, a shareholder must (x) be a shareholder of record at the time the Corporation’s notice of such annual meeting was given and at the time of the annual meeting, (y) be entitled to vote at such annual meeting and (z) comply with the procedures set forth in these Bylaws as to such business or nomination.  The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(b) Special Meetings of Shareholders.  At any special meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.  To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the special meeting by or at the direction of the Board of Directors.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Corporation who (x) is a shareholder of record at the time the Corporation’s notice of such special meeting was given and at the time of the special meeting, (y) is entitled to vote at the special meeting and (z) complies with the procedures set forth in these Bylaws as to such nomination.  The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations (other than matters properly brought under Rule 14a-8 under the Exchange Act) before a special meeting of shareholders.

(c) General.  Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal, and such nomination or other proposal shall be disregarded.

1.6. Advance Notice of Shareholder Business and Nominations.

(a) Annual Meeting of Shareholders.  Without qualification or limitation, subject to Section 1.6(c)(4) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 1.5(a) of these Bylaws, the shareholder must have given timely notice thereof in proper form (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 1.7 of these Bylaws) and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action.  To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.  Notwithstanding anything in the preceding two sentences to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 1.6(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.  In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

(b) Special Meetings of Shareholders.  Subject to Section 1.6(c)(4) of these Bylaws, in the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the Corporation’s notice calling the special meeting, provided that the shareholder gives timely notice thereof in proper form (including the completed and signed questionnaire, representation and agreement required by Section 1.7 of these Bylaws) and timely updates and supplements thereof in writing to the Secretary.  In order to be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.  In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the special meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

(c) Other Provisions.

(1) To be in proper form, a shareholder’s notice (whether given pursuant to Section 1.6(a) or Section 1.6(b) of these Bylaws) to the Secretary must include the following, as applicable:

(A) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right or similar right with a value derived, in whole or in part, from the value of any class or series of shares of the Corporation, or any contract, derivative, swap, synthetic arrangement or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly engaged in, entered into or owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), voting agreement, voting trust or other contract, arrangement or understanding pursuant to which such shareholder, the beneficial owner, if any, or any affiliate or associate or others acting in concert therewith has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement or understanding, including any put or repurchase or similar so-called “stock borrowing” agreement, engaged in, directly or indirectly, by such shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the Corporation (any of the foregoing, “Short Interests”), (E) any rights to distributions on the shares of the Corporation owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, beneficial owner, if any, or any affiliate or associate or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) to which such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, and (H) any direct or indirect interest of such shareholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement or consulting agreement) and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that the disclosures required by clauses (ii)(B) through (H) of this paragraph (A) shall not require any disclosures with respect to ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee solely as a result of being the stockholder of record and directed to prepare and submit the notice required by these Bylaws on behalf of the beneficial owner;

(B) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, it must, in addition to the matters set forth in paragraph (A) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, and their respective affiliates and associates or others acting in concert therewith in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (iii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(C) as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth:  (i) all information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(D) with respect to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraphs (A) and (C) above, also include a completed and signed questionnaire, representation and agreement required by Section 1.7 of these Bylaws.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(2) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service, including the Dow Jones News Service, the Associated Press, PR Newswire, Reuters Information Service or any comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.5 of these Bylaws.

(4) Nothing in these Bylaws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (ii) of the holders of any series of preferred stock of the Corporation if and to the extent provided for under the Virginia Stock Corporation Act, the Articles of Incorporation or these Bylaws or (iii) of shareholders to act by unanimous written consent in accordance with the Articles of Incorporation and the Virginia Stock Corporation Act.

1.7. Submission of Questionnaire, Representation and Agreement.  To be eligible to be nominated by a shareholder for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.6 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

1.8. Notice of Meetings.  Except as otherwise required by the Virginia Stock Corporation Act, notice stating the place, date and time of the meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting either personally, by mail or in any other manner permitted by applicable law, to each shareholder of record entitled to notice of such meeting.  If mailed, such notice shall be deemed to be given when deposited in United States mail with postage thereon prepaid and addressed to the shareholder at the shareholder’s address as it appears on the share transfer books of the Corporation.

If a meeting of shareholders is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment.  However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders as of the new record date unless a court provides otherwise.

1.9. Waiver of Notice; Attendance at Meeting.  A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice.  The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

1.10. Quorum and Voting Requirements.  Unless otherwise required by law, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter.  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.  If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation.  Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present.  There shall be no cumulative voting.

Unless required by applicable law or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot.  On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder’s proxy, if there be such proxy; provided, however, that if authorized by the Board of Directors, any shareholder vote to be taken by written ballot may be satisfied by a ballot submitted by electronic transmission by the shareholder or the shareholder’s proxy, provided that any such electronic transmission shall either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or the shareholder’s proxy.

1.11. Proxies.  A shareholder may vote such shareholder’s shares in person or by proxy.  A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by electronic transmission, either personally or by such shareholder’s attorney-in-fact.  Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this Bylaw may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.  An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment form.  An appointment of a proxy is revocable by the shareholder unless the appointment form or electronic transmission conspicuously states that it is irrevocable and the appointment is coupled with an interest.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises authority under the appointment.  An irrevocable appointment is revoked when the interest with which it is coupled is extinguished.  A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee did not know of its existence when the transferee acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares.  Subject to any legal limitations on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.  Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

1.12. Voting List.  After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names the shareholders who are entitled to notice of such shareholders’ meeting in accordance with applicable law.  The shareholders’ list for notice shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the county or city where the meeting will be held.  In the event the Board of Directors has fixed a different record date to determine which shareholders are entitled to vote at such meeting, a shareholders’ list for voting shall be similarly available for inspection promptly after the record date for voting.  A shareholder, or the shareholder’s agent or attorney, is entitled on written demand to inspect and, subject to the applicable provisions of the Virginia Stock Corporation Act, to copy the shareholders’ list, during the regular business hours and at the shareholder’s expense, during the period it is available for inspection.  The Corporation shall make the list of shareholders entitled to vote available at the meeting, and any shareholder, or the shareholder’s agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.  The original share transfer books of the Corporation shall be prima facie evidence as to which shareholders are entitled to examine such list or transfer books or to vote at any meeting of the shareholders.  Subject to applicable law, the refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.

1.13. Inspectors of Elections; Opening and Closing the Polls.  The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report of the inspector’s determinations.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed by law and shall perform such other duties as requested by the chairman of the meeting.  The chairman of the meeting shall announce the opening and the closing of the polls for each matter upon which the shareholders will vote at the meeting.  If no such announcement is made, the polls shall be deemed to have opened at the beginning of the meeting and closed upon the final adjournment of the meeting.

1.14. Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment for any distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless otherwise determined by the Board of Directors or required by applicable law.  A record date fixed by the Board of Directors with respect to any meeting of the shareholders shall be the record date for determining shareholders entitled to notice of and to vote at such meeting, unless the Board of Directors, at the time it fixes the record date for shareholders entitled to notice of the meeting, fixes a later record date on or before the date of the meeting to determine the shareholders entitled to vote at the meeting.

ARTICLE II
DIRECTORS

2.1. General Powers.  The Corporation shall have a Board of Directors.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

2.2. Number and Term.  The number of directors of the Corporation shall be 7.  By amendment of these Bylaws, the Board of Directors or the shareholders may increase or decrease the number of directors of the Corporation in accordance with applicable law.  A decrease in number of directors shall not shorten the term of any incumbent director.  Each director shall hold office until his or her death, resignation or removal or until such director’s successor is elected and qualified.  No individual shall be named or elected as a director without his or her prior consent.

2.3. Vacancies.  A vacancy on the Board of Directors, including a vacancy resulting from death, resignation, disqualification or removal or an increase in the number of directors, shall be filled by (i) the Board of Directors, (ii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors or (iii) the shareholders and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.  The term of any director elected by the Board of Directors to fill a vacancy shall expire at the next annual meeting of shareholders except as otherwise provided in the Virginia Stock Corporation Act.

2.4. Resignations.  Any director or member of a committee may resign at any time by delivering a written resignation to the Board of Directors, the Chairman or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Board of Directors, the Chairman or the Secretary.

2.5. Annual and Regular Meetings.  An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of shareholders, or at such other date and time as determined by the Board of Directors, for the purpose of electing officers and carrying on such other business as may properly come before the meeting.  The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings.  Regular meetings shall be held on such dates and at such times and places, within or without the Commonwealth of Virginia, as the Board of Directors shall designate from time to time.  If no place is designated, regular meetings shall be held at the principal office of the Corporation.

2.6. Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer, President or a majority of the directors of the Corporation and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate.  If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

2.7. Notice of Meetings.  No notice need be given of regular meetings of the Board of  Directors.  Notices of special meetings of the Board of Directors shall be given to each director not less than 24 hours before the meeting either personally or by mail, messenger, telecopy, telegraph, electronic mail or other means of written communication or by telephoning such notice to the director.  Neither the business to be transacted nor the purpose of any meeting need be specified in the notice of the meeting.

2.8. Waiver of Notice; Attendance at Meeting.  A director may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice.  Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

A director’s attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director, at the beginning of the meeting or promptly upon such director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

2.9. Quorum; Voting.  A majority of the number of directors fixed in these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors.  If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors.  A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects, at the beginning of the meeting or promptly upon his or her arrival, to holding it or transacting specified business at the meeting or (ii) the director votes against or abstains from the action taken.

2.10. Telephonic Meetings.  The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.  A director participating in a meeting by this means is deemed to be present in person at the meeting.

2.11. Action Without Meeting.  Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board.  The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records.  Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

2.12. Compensation.  The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors.

ARTICLE III
COMMITTEES OF DIRECTORS

3.1. Committees.  The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them.  Each committee shall have two or more members who serve at the pleasure of the Board of Directors.  The creation of a committee and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken.

3.2. Authority of Committees.  To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to shareholders action that is required by law to be approved by shareholders unless such action is also approved or recommended by the Board of Directors, (ii) fill vacancies on the Board of Directors or on any of its committees, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal these Bylaws, (v) approve a plan of merger not requiring shareholder approval, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; provided, however, that, with respect to clause (vii), the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors or imposed under applicable law.

3.3. Executive Committee.  The Board of Directors may appoint an Executive Committee consisting of not less than three directors which committee shall have all of the authority of the Board of Directors except to the extent such authority is limited by the provisions of Section 3.2 or applicable law.

3.4. Audit Committee.  The Board of Directors shall appoint an Audit Committee consisting of not less than three directors, each of whom shall be independent directors in accordance with applicable law, rule or regulation of any applicable governmental authority or Self-Regulatory Organization (SRO) or other over-the-counter exchange on which the Corporation’s securities may be listed from time to time, which committee shall, among other things, regularly review the adequacy of the Corporation’s internal financial controls, review with the Corporation’s independent public accountants the annual audit and other financial statements and recommend the selection of the Corporation’s independent public accountants.

3.5. Committee Meetings; Miscellaneous.  The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well, unless otherwise determined by the Board of Directors.

ARTICLE IV
OFFICERS

4.1. Officers.  The officers of the Corporation may include a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary, a Treasurer, and, in the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries and such other officers as may be required by law or deemed necessary or advisable to carry on the business of the Corporation.  The Chairman shall be chosen from among the directors.  Any two or more offices may be held by the same person.

4.2. Election; Term.  Officers shall be elected by the Board of Directors.  Officers shall hold office, unless sooner removed, until the next annual meeting of the Board of Directors or until their successors are elected.  Any officer may resign at any time upon written notice to the Board of Directors and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

4.3. Removal of Officers.  The Board of Directors may remove any officer at any time, with or without cause.

4.4. Duties of the Chairman.  The Chairman shall have such powers and perform such duties as generally pertain to that position or as may, from time to time, be assigned to him or her  by the Board of Directors.

4.5. Duties of the Chief Executive Officer.  The Chief Executive Officer of the Corporation shall have general charge of and be charged with the duty of supervision of the business of the Corporation and shall perform such duties as may, from time to time, be assigned to him or her by the Board of Directors.

4.6. Duties of the President.  The President shall have such powers and perform such duties as generally pertain to that position or as may, from time to time, be assigned to him or her by the Board of Directors.

4.7. Duties of the Secretary.  The Secretary shall have the duty to see that a record of the proceedings of each meeting of the shareholders, the Board of Directors and any committee of the Board of Directors is properly recorded and that notices of all such meetings are duly given in accordance with the provisions of these Bylaws or as required by law; may affix or authorize to be affixed the corporate seal to any document the execution of which is duly authorized, and when so affixed may attest the same; and, in general, shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Chairman, the President or the Board of Directors or as may be required by law.

4.8. Duties of the Treasurer.  The Treasurer shall have charge of and be responsible for all securities, funds, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all monies or valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority granted by the Board of Directors; shall be custodian of the financial records of the Corporation; shall keep or cause to be kept full and accurate records of all receipts and disbursements of the Corporation and shall render to the Chairman, the President or the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, shall perform such duties as may be assigned to him/her by the Chairman, the President or the Board of Directors.

4.9. Duties of Other Officers.  The other officers of the Corporation shall have such authority and perform such duties as shall be prescribed by the Board of Directors or by officers authorized by the Board of Directors to appoint them to their respective offices.  To the extent that such duties are not so stated, such officers shall have such authority and perform the duties which generally pertain to their respective offices, subject to the control of the Chairman, the President or the Board of Directors.

4.10. Voting Securities of Other Corporations.  Anyone of the Chairman, the Chief Executive Officer, the President or the Treasurer shall have the power to act for and vote on behalf of the Corporation at all meetings of the shareholders of any corporation in which this Corporation holds stock or in connection with any consent of shareholders in lieu of any such meeting.

4.11. Bonds.  The Board of Directors may require that any or all officers, employees and agents of the Corporation give bond to the Corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of their respective offices or positions.

4.12. Compensation.  The compensation of the officers of the Corporation shall be fixed by the Board of Directors, or a committee thereof authorized by the Board of Directors, or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

ARTICLE V
SHARE CERTIFICATES

5.1. Form.  Except to the extent that the Board of Directors authorizes the issuance of shares of the Corporation without certificates pursuant to Section 13.1-648 of the Virginia Stock Corporation Act (“Uncertificated Shares”), shares of the Corporation shall, when fully paid, be evidenced by certificates.  Such certificates shall contain such information as is required by law and approved by the Board of Directors.  Certificates shall be signed by the Chairman and the President, or by any two other officers of the Corporation as the Board of Directors may designate.  Such certificates may (but need not) be sealed with the seal of the Corporation.  The seal of the Corporation and any or all of the signatures on a share certificate may be facsimile.  If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar on the date of issue.

5.2. Transfer.  The Board of Directors may make rules and regulations concerning the issue, registration and transfer of certificates representing the shares of the Corporation.  Transfers of shares and of the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates representing such shares accompanied by written assignments given by the owners or their attorneys-in-fact.

5.3. Restrictions on Transfer.  A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate representing the shares or, in the case of Uncertificated Shares, is contained in the information statement required by Section 13.1-648B of the Virginia Stock Corporation Act.  Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

5.4. Lost or Destroyed Share Certificates.  The Corporation may issue a new share certificate in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or such owner’s legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, and/or to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

ARTICLE VI
DISTRIBUTIONS

6.1. Declaration.  Distributions upon the shares of stock of the Corporation may be declared by the Board of Directors, subject to applicable provisions of law and the Articles of Incorporation.  Distributions may be paid in cash, property or shares of the Corporation, subject to applicable provision of law and the Articles of Incorporation.

6.2. Contingencies.  Before payment of any distributions, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing distributions, for repairing or maintaining the property of the Corporation, its subsidiaries or any partnership for which it serves a general partner, or for such other purpose as the Board of Directors shall determine to be in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII
MISCELLANEOUS PROVISIONS

7.1. Principal Office.  The principal office of the Corporation shall be located at 1001 Nineteenth Street, North, Arlington, Virginia 22209, or at any other place or places as the Board of Directors may designate.

7.2. Additional Offices.  The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

7.3. Corporate Seal.  The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference “Arlington Asset Investment Corp.”  In the center shall be the word “SEAL.”

7.4. Fiscal Year.  The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the calendar year.

7.5. Amendments.  These Bylaws may be amended or repealed, and new Bylaws may be made, by the Board of Directors or the shareholders.  Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be amended, repealed or reinstated by the Board of Directors.

ARTICLE VIII
CONTROL SHARE ACQUISITIONS

8.1. Control Share Acquisitions.  The provisions of Article 14.1 of the Virginia Stock Corporation Act relating to “control share acquisitions” shall not apply to acquisitions of shares of the Corporation.

The foregoing Bylaws were amended and restated by the Board of Directors effective as of July 27, 2011.

/s/ D. Scott Parish
D. Scott Parish
Corporate Secretary